CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference, in Post-Effective Amendment No. 159 under the Securities Act of 1933 and Amendment No. 160 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 33-12213 and 811-05037) of Professionally Managed Portfolios, of our report dated August 2, 2002, with respect to the financial highlights of The Leonetti Balanced Fund, included in the Annual Report for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


Los Angeles, California
October 23, 2003